For Immediate Release

LPL Financial Announces Fourth Quarter and Full Year 2025 Results

Fourth Quarter 2025
Key Financial Results:
•Net income was $301 million, translating to diluted earnings per share ("EPS") of $3.74, up 4% from a year ago
•Adjusted EPS* increased 23% year-over-year to $5.23
◦Gross profit* increased 26% year-over-year to $1,542 million
◦Core G&A* increased 27% year-over-year to $536 million
◦Adjusted pre-tax income* increased 36% year-over-year to $559 million

Key Business Results:
•Total advisory and brokerage assets increased 36% year-over-year to $2.4 trillion
◦Advisory assets increased 46% year-over-year to $1.4 trillion
◦Advisory assets as a percentage of total assets increased to 58.8%, up from 55.0% a year ago
•Total organic net new assets were $23 billion, representing 4% annualized growth
◦This included $0.8 billion of assets from First Horizon Bank ("First Horizon") that onboarded, and $0.9 billion of assets that off-boarded as part of the previously disclosed planned separation from misaligned large OSJs. Prior to these impacts, organic net new assets were $23 billion, translating to a 4% annualized growth rate
•Recruited assets(1) were $14 billion
•Total client cash balances were $61 billion, an increase of $5 billion sequentially and $6 billion year-over-year
◦Client cash balances as a percentage of total assets were 2.6%, up from 2.4% in the prior quarter and down from 3.2% in the prior year

Key Capital and Liquidity Measures:
•Corporate cash(2) was $470 million
•Leverage ratio(3) was 1.95x
•Dividends paid were $24 million

Full Year 2025
Key Financial Results:
•Net income was $863 million, translating to diluted EPS of $10.92, down 22% from a year ago
•Adjusted EPS* increased 22% year-over-year to $20.09
◦Gross profit* increased 24% year-over-year to $5.60 billion
◦Core G&A* increased 22% year-over-year to $1.85 billion
◦Adjusted pre-tax income* increased 30% year-over-year to $2.13 billion
Key Business & Capital and Liquidity Results:
•Total organic net new assets were $147 billion, representing an 8% growth rate
•Recruited assets for the year were $104 billion(1)
•Dividends paid were $94 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
M&A:
•Commonwealth Financial Network ("Commonwealth"): On track to complete the conversion in the fourth quarter of 2026
◦Continue to expect asset retention of approximately 90% and run-rate EBITDA of approximately $425 million
•Liquidity & Succession: Deployed approximately $53 million of capital to close 7 deals in Q4
Core G&A:
•2025 Core G&A* was $1,852 million, below the low end of our outlook range of $1,860-1,880 million
◦Prior to the impacts of Prudential Advisors, Atria Wealth Solutions, Inc. ("Atria"), and Commonwealth, 2025 Core G&A* increased by 4%
•In 2026, we plan to continue investing to drive growth, while creating greater efficiencies as we scale our business
◦Our 2026 Core G&A* outlook range prior to Commonwealth is $1,775-1,820 million, or 4.5-7% year-over-year growth
◦Including expenses related to Commonwealth, our 2026 Core G&A* outlook range is $2,155-2,210 million
Corporate Debt:
•Completed leverage-neutral refinancing of existing $1.0 billion Senior Unsecured Term Loan A
Corporate Anniversary:
•Celebrated the 15th anniversary of LPL Financial's initial public offering
SAN DIEGO — January 29, 2026 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its fourth quarter ended December 31, 2025, reporting net income of $301 million, or $3.74 per share. This compares with net income of $271 million, or $3.59 per share, in the fourth quarter of 2024 and net loss of $30 million, or $0.37 loss per share, in the prior quarter.
"2025 was an outstanding year for LPL as we advanced our key strategic priorities," said Rich Steinmeier, CEO. "We achieved industry-leading organic growth, completed the onboarding and integration of Atria, closed on our acquisitions of The Investment Center and Commonwealth, and made meaningful progress driving improved operating leverage. Together, these accomplishments reflect the strength of our platform and our continued focus on delivering unmatched value for advisors and their clients."
"Our fourth quarter results capped off another strong year of business and financial performance, including record client assets and adjusted earnings per share. We achieved this while continuing to invest in the long-term growth of the business," said Matt Audette, President and CFO. "These efforts, combined with our ongoing focus on driving improved operating leverage, position us well to continue delivering long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on March 24, 2026 to all stockholders of record as of March 10, 2026.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, January 29, 2026. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(4), LPL supports over 32,000 financial advisors and the wealth management practices of approximately 1,200 financial institutions, servicing and custodying approximately $2.4 trillion in brokerage and advisory assets on behalf of approximately 8 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the Company’s retention of Commonwealth assets and Commonwealth’s future financial and operating performance;
•the success of the Company's future recruiting efforts;
•run-rate EBITDA expectations in connection with the Company’s acquisition of Commonwealth;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth;
•the Company's plans to invest to drive growth and increase efficiency while scaling its business;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, interest expense and income, depreciation and amortization, leverage ratio (including plans to reduce leverage), pricing and fees (including their effect on adjusted pre-tax margin), corporate cash, run-rate EBITDA, transaction revenue, operating leverage, pre-tax margin, transition assistance loan amortization and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of January 29, 2026 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31,	September 30,		December 31,
	2025	2025	Change	2024	Change
REVENUE
Advisory	$2,543,756	$2,210,499	15%	$1,595,834	59%
Commission:
Sales-based	721,054	695,029	4%	525,795	37%
Trailing	510,719	492,426	4%	439,668	16%
Total commission	1,231,773	1,187,455	4%	965,463	28%
Asset-based:
Client cash	440,254	428,190	3%	378,816	16%
Other asset-based	375,811	354,090	6%	290,962	29%
Total asset-based	816,065	782,280	4%	669,778	22%
Service and fee	180,642	174,715	3%	139,119	30%
Transaction	75,148	67,260	12%	61,535	22%
Interest income, net	49,965	60,859	(18%)	46,680	7%
Other	35,121	68,909	(49%)	33,942	3%
Total revenue	4,932,470	4,551,977	8%	3,512,351	40%
EXPENSE
Advisory and commission	3,341,682	3,025,274	10%	2,250,427	48%
Compensation and benefits	375,988	585,409	(36%)	321,933	17%
Promotional	205,453	208,547	(1%)	162,057	27%
Occupancy and equipment	118,861	299,680	(60%)	75,538	57%
Interest expense on borrowings	105,613	106,295	(1%)	81,979	29%
Depreciation and amortization	105,125	99,722	5%	92,032	14%
Amortization of other intangibles	82,248	64,706	27%	42,614	93%
Professional services	65,813	75,507	(13%)	32,055	105%
Brokerage, clearing and exchange	47,423	43,282	10%	34,789	36%
Communications and data processing	21,863	23,060	(5%)	18,772	16%
Other	64,840	54,606	19%	58,874	10%
Total expense	4,534,909	4,586,088	(1%)	3,171,070	43%
INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	397,561	(34,111)	n/m	341,281	16%
PROVISION FOR (BENEFIT FROM) INCOME TAXES	96,842	(4,594)	n/m	70,532	37%
NET INCOME (LOSS)	$300,719	$(29,517)	n/m	$270,749	11%
EARNINGS (LOSS) PER SHARE
Earnings (loss) per share, basic	$3.76	$(0.37)	n/m	$3.62	4%
Earnings (loss) per share, diluted	$3.74	$(0.37)	n/m	$3.59	4%
Weighted-average shares outstanding, basic	80,048	80,017	—%	74,785	7%
Weighted-average shares outstanding, diluted	80,409	80,357	—%	75,337	7%

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,
	2025	2024	Change
REVENUE
Advisory	$8,161,238	$5,461,858	49%
Commission:
Sales-based	2,645,913	1,763,232	50%
Trailing	1,859,159	1,542,255	21%
Total commission	4,505,072	3,305,487	36%
Asset-based:
Client cash	1,657,807	1,426,528	16%
Other asset-based	1,338,126	1,071,170	25%
Total asset-based	2,995,933	2,497,698	20%
Service and fee	652,395	552,020	18%
Transaction	270,813	236,274	15%
Interest income, net	231,616	187,606	23%
Other	172,412	144,164	20%
Total revenue	16,989,479	12,385,107	37%
EXPENSE
Advisory and commission	11,204,046	7,751,006	45%
Compensation and benefits	1,586,043	1,136,717	40%
Promotional	737,197	589,339	25%
Occupancy and equipment	577,224	281,210	105%
Interest expense on borrowings	403,406	274,181	47%
Depreciation and amortization	393,434	308,527	28%
Amortization of other intangibles	236,578	135,234	75%
Professional services	218,738	93,729	133%
Brokerage, clearing and exchange	178,133	127,941	39%
Communications and data processing	85,846	75,838	13%
Other	219,327	218,493	—%
Total expense	15,839,972	10,992,215	44%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,149,507	1,392,892	(17%)
PROVISION FOR INCOME TAXES	286,483	334,276	(14%)
NET INCOME	$863,024	$1,058,616	(18%)
EARNINGS PER SHARE
Earnings per share, basic	$10.97	$14.17	(23%)
Earnings per share, diluted	$10.92	$14.03	(22%)
Weighted-average shares outstanding, basic	78,681	74,713	5%
Weighted-average shares outstanding, diluted	79,061	75,427	5%

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Cash and equivalents	$1,037,378	$1,343,507	$967,079
Cash and equivalents segregated under federal or other regulations	1,792,064	1,249,000	1,597,249
Restricted cash	225,298	228,229	119,724
Receivables from clients, net	803,206	777,860	633,834
Receivables from brokers, dealers and clearing organizations	70,897	81,265	76,545
Advisor loans, net	3,681,512	3,645,122	2,281,088
Other receivables, net	1,203,539	1,072,166	902,777
Investment securities ($76,108, $199,944, and $42,267 at fair value at December 31, 2025, September 30, 2025, and December 31, 2024, respectively)	91,528	215,221	57,481
Property and equipment, net	1,409,376	1,338,504	1,210,027
Goodwill	2,644,723	2,674,864	2,172,873
Other intangibles, net	3,330,788	3,302,834	1,482,988
Other assets	2,202,444	2,103,642	1,815,739
Total assets	$18,492,753	$18,032,214	$13,317,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,308,275	$1,996,568	$1,898,665
Payables to brokers, dealers and clearing organizations	150,520	195,728	129,228
Accrued advisory and commission expenses payable	361,623	355,464	323,996
Corporate debt and other borrowings, net	7,258,694	7,521,468	5,494,724
Accounts payable and accrued liabilities	821,641	768,248	588,450
Other liabilities	2,247,515	2,151,800	1,951,739
Total liabilities	13,148,268	12,989,276	10,386,802
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,637,544, 136,628,300, and 130,914,541 shares issued at December 31, 2025, September 30, 2025, and December 31, 2024, respectively	136	136	131
Additional paid-in capital	3,827,056	3,806,506	2,066,268
Treasury stock, at cost — 56,576,672, 56,590,828, and 56,253,909 shares at December 31, 2025, September 30, 2025, and December 31, 2024, respectively	(4,333,725)	(4,333,444)	(4,202,322)
Retained earnings	5,851,018	5,569,740	5,066,525
Total stockholders’ equity	5,344,485	5,042,938	2,930,602
Total liabilities and stockholders’ equity	$18,492,753	$18,032,214	$13,317,404

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q4 2025	Q3 2025	Change	Q4 2024	Change
Gross Profit(5)
Advisory	$2,543,756	$2,210,499	15%	$1,595,834	59%
Trailing commissions	510,719	492,426	4%	439,668	16%
Sales-based commissions	721,054	695,029	4%	525,795	37%
Advisory fees and commissions	3,775,529	3,397,954	11%	2,561,297	47%
Production-based payout(6)	(3,322,368)	(2,972,256)	12%	(2,248,674)	48%
Advisory fees and commissions, net of payout	453,161	425,698	6%	312,623	45%
Client cash(7)	455,650	441,576	3%	397,001	15%
Other asset-based(8)	375,811	354,090	6%	290,962	29%
Service and fee	180,642	174,715	3%	139,119	30%
Transaction	75,148	67,260	12%	61,535	22%
Interest income, net(9)	34,555	47,468	(27%)	28,481	21%
Other revenue(10)	14,088	11,821	19%	32,705	(57%)
Total net advisory fees and commissions and attachment revenue	1,589,055	1,522,628	4%	1,262,426	26%
Brokerage, clearing and exchange expense	(47,423)	(43,282)	10%	(34,789)	36%
Gross Profit(5)	1,541,632	1,479,346	4%	1,227,637	26%
G&A Expense
Core G&A(11)	536,153	477,323	12%	421,894	27%
Transition assistance loan amortization(12)	132,682	104,760	27%	76,326	74%
Promotional (ongoing)(12)(13)(14)	75,845	97,103	(22%)	96,865	(22%)
Employee share-based compensation	19,459	18,627	4%	26,067	(25%)
Regulatory charges	8,131	6,744	21%	7,335	11%
Acquisition costs(14)	78,815	538,177	(85%)	37,261	112%
Total G&A	851,085	1,242,734	(32%)	665,748	28%
Loss on extinguishment of debt	—	—	—%	3,983	—%
EBITDA(15)	690,547	236,612	192%	557,906	24%
Interest expense on borrowings	105,613	106,295	(1%)	81,979	29%
Depreciation and amortization	105,125	99,722	5%	92,032	14%
Amortization of other intangibles	82,248	64,706	27%	42,614	93%
INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	397,561	(34,111)	n/m	341,281	16%
PROVISION FOR (BENEFIT FROM) INCOME TAXES	96,842	(4,594)	n/m	70,532	37%
NET INCOME (LOSS)	$300,719	$(29,517)	n/m	$270,749	11%
Earnings (loss) per share, diluted	$3.74	$(0.37)	n/m	$3.59	4%
Weighted-average shares outstanding, diluted	80,409	80,357	—%	75,337	7%
Adjusted EBITDA(15)	$769,362	$774,789	(1%)	$584,783	32%
Adjusted pre-tax income(16)	$558,624	$568,772	(2%)	$410,772	36%
Adjusted EPS(17)	$5.23	$5.20	1%	$4.25	23%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Change	Q4 2024	Change
Market Drivers
S&P 500 Index (end of period)	6,846	6,688	2%	5,882	16%
Russell 2000 Index (end of period)	2,482	2,436	2%	2,230	11%
Fed Funds daily effective rate (average bps)	390	430	(40bps)	466	(76bps)

Advisory and Brokerage Assets(18)
Advisory assets	$1,392.7	$1,346.9	3%	$957.0	46%
Brokerage assets	977.9	967.7	1%	783.7	25%
Total Advisory and Brokerage Assets	$2,370.5	$2,314.5	2%	$1,740.7	36%
Advisory as a % of Total Advisory and Brokerage Assets	58.8%	58.2%	60bps	55.0%	380bps

Assets by Platform
Corporate advisory assets(19)	$1,064.2	$1,022.1	4%	$678.3	57%
Independent RIA advisory assets(19)	328.5	324.8	1%	278.7	18%
Brokerage assets	977.9	967.7	1%	783.7	25%
Total Advisory and Brokerage Assets	$2,370.5	$2,314.5	2%	$1,740.7	36%

Centrally Managed Assets
Centrally managed assets(20)	$213.6	$203.1	5%	$160.0	34%
Centrally Managed as a % of Total Advisory Assets	15.3%	15.1%	20bps	16.7%	(140bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Change	Q4 2024	Change
Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$27.8	$29.6	n/m	$49.3	n/m
Organic net new brokerage assets	(5.2)	3.1	n/m	18.8	n/m
Total Organic Net New Assets	$22.5	$32.7	n/m	$68.0	n/m

Acquired Net New Assets(21)(22)
Acquired net new advisory assets	$—	$199.4	n/m	$21.8	n/m
Acquired net new brokerage assets	2.0	75.7	n/m	67.5	n/m
Total Acquired Net New Assets	$2.0	$275.0	n/m	$89.3	n/m

Total Net New Assets(21)
Net new advisory assets	$27.8	$229.0	n/m	$71.1	n/m
Net new brokerage assets	(3.2)	78.7	n/m	86.2	n/m
Total Net New Assets	$24.5	$307.7	n/m	$157.3	n/m

Net brokerage to advisory conversions(23)	$6.3	$6.8	n/m	$4.8	n/m
Organic advisory NNA annualized growth(24)	8.2%	11.2%	n/m	22.1%	n/m
Total organic NNA annualized growth(24)	3.9%	6.8%	n/m	17.1%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$29.5	$213.6	n/m	$64.5	n/m
Independent RIA net new advisory assets	(1.8)	15.4	n/m	6.6	n/m
Total Net New Advisory Assets	$27.8	$229.0	n/m	$71.1	n/m
Centrally managed net new advisory assets(21)	$8.2	$9.9	n/m	$24.9	n/m

Net buy (sell) activity(25)	$40.5	$41.8	n/m	$38.3	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Change	Q4 2024	Change
Client Cash Balances (in billions)(26)
Insured cash account sweep	$41.0	$36.9	11%	$38.3	7%
Deposit cash account sweep	15.3	13.0	18%	10.7	43%
Total Bank Sweep	56.3	49.9	13%	49.0	15%
Money market sweep	2.5	4.2	(40%)	4.3	(42%)
Total Client Cash Sweep Held by Third Parties	58.8	54.1	9%	53.3	10%
Client cash account (CCA)	2.2	1.8	22%	1.8	22%
Total Client Cash Balances	$61.0	$55.8	9%	$55.1	11%
Client Cash Balances as a % of Total Assets	2.6%	2.4%	20bps	3.2%	(60bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$37.0	$317,682	341	$34.7	$307,118	351	$34.8	$292,661	335
Deposit cash account sweep	13.3	119,916	359	11.8	118,957	401	9.8	83,879	340
Total Bank Sweep	50.3	437,598	345	46.5	426,075	364	44.6	376,540	336
Money market sweep	3.4	2,656	31	3.8	2,115	22	3.3	2,277	28
Total Client Cash Held By Third Parties	53.7	440,254	325	50.3	428,190	338	47.9	378,817	315
Client cash account (CCA)	1.8	15,396	335	1.5	13,386	365	1.8	18,184	407
Total Client Cash	55.5	455,650	325	51.8	441,576	339	49.7	397,001	318
Margin receivables	0.7	15,184	808	0.7	13,910	820	0.6	11,506	829
Other interest revenue	1.4	19,371	531	2.9	33,558	458	1.3	16,975	524
Total Client Cash and Interest Income, Net	$57.6	$490,205	337	$55.3	$489,044	351	$51.6	$425,482	329
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	December 2025	November 2025	Change	October 2025	September 2025
Advisory and Brokerage Assets(18)
Advisory assets	$1,392.7	$1,385.9	—%	$1,374.4	$1,346.9
Brokerage assets	977.9	977.6	—%	976.8	967.7
Total Advisory and Brokerage Assets	$2,370.5	$2,363.6	—%	$2,351.1	$2,314.5

Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$10.2	$8.3	n/m	$9.2	$10.4
Organic net new brokerage assets	(1.6)	(1.7)	n/m	(2.0)	(1.0)
Total Organic Net New Assets	$8.6	$6.7	n/m	$7.3	$9.4

Acquired Net New Assets(21)(22)
Acquired net new advisory assets	$—	$—	n/m	$—	$—
Acquired net new brokerage assets	2.0	—	n/m	—	—
Total Acquired Net New Assets	$2.0	$—	n/m	$—	$—

Total Net New Assets(21)
Net new advisory assets	$10.2	$8.3	n/m	$9.2	$10.4
Net new brokerage assets	0.4	(1.7)	n/m	(2.0)	(1.0)
Total Net New Assets	$10.6	$6.7	n/m	$7.3	$9.4
Net brokerage to advisory conversions(23)	$2.1	$1.8	n/m	$2.3	$2.3

Client Cash Balances(26)
Insured cash account sweep	$41.0	$36.9	11%	$36.4	$36.9
Deposit cash account sweep	15.3	13.6	13%	12.8	13.0
Total Bank Sweep	56.3	50.5	11%	49.2	49.9
Money market sweep	2.5	2.4	4%	4.1	4.2
Total Client Cash Sweep Held by Third Parties	58.8	53.0	11%	53.2	54.1
Client cash account (CCA)	2.2	1.6	38%	1.6	1.8
Total Client Cash Balances	$61.0	$54.6	12%	$54.9	$55.8

Net buy (sell) activity(25)	$13.3	$12.9	n/m	$14.3	$13.9

Market Drivers
S&P 500 Index (end of period)	6,846	6,849	—%	6,840	6,688
Russell 2000 Index (end of period)	2,482	2,500	(1%)	2,479	2,436
Fed Funds effective rate (average bps)	373	388	(15bps)	408	422
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Change	Q4 2024	Change
Commission Revenue by Product
Annuities	$720,493	$713,900	1%	$561,918	28%
Mutual funds	271,063	258,167	5%	232,529	17%
Fixed income	75,404	66,550	13%	59,332	27%
Equities	54,624	51,475	6%	45,829	19%
Other	110,189	97,363	13%	65,855	67%
Total commission revenue	$1,231,773	$1,187,455	4%	$965,463	28%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$434,959	$438,927	(1%)	$314,591	38%
Mutual funds	58,109	54,235	7%	52,908	10%
Fixed income	75,404	66,550	13%	59,332	27%
Equities	54,624	51,475	6%	45,829	19%
Other	97,958	83,842	17%	53,135	84%
Total sales-based commissions	$721,054	$695,029	4%	$525,795	37%
Trailing commissions
Annuities	$285,534	$274,973	4%	$247,327	15%
Mutual funds	212,954	203,932	4%	179,621	19%
Other	12,231	13,521	(10%)	12,720	(4%)
Total trailing commissions	$510,719	$492,426	4%	$439,668	16%
Total commission revenue	$1,231,773	$1,187,455	4%	$965,463	28%

Payout Rate(6)	88.00%	87.47%	53bps	87.79%	21bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Q4 2024
Cash and equivalents	$1,037,378	$1,343,507	$967,079
Cash at regulated subsidiaries	(925,356)	(1,270,366)	(884,779)
Excess cash at regulated subsidiaries per the Credit Agreement	357,693	495,253	397,138
Corporate Cash(2)	$469,715	$568,394	$479,438

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$19,368	$12,187	$39,782
Excess cash at regulated subsidiaries per the Credit Agreement	357,693	495,253	397,138
Cash at non-regulated subsidiaries	92,654	60,954	42,518
Corporate Cash	$469,715	$568,394	$479,438

Leverage Ratio
Total debt	$7,299,000	$7,564,000	$5,517,000
Total corporate cash	469,715	568,394	479,438
Credit Agreement Net Debt	$6,829,285	$6,995,606	$5,037,562
Credit Agreement EBITDA (trailing twelve months)(28)	$3,501,832	$3,435,158	$2,665,033
Leverage Ratio	1.95x	2.04x	1.89x

	December 31, 2025
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$79,000	ABR+37.5 bps / SOFR+147.5 bps	5.634%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	5.120%	5/18/2026
Senior Unsecured Term Loan A	1,020,000	SOFR+125 bps(b)	4.984%	12/5/2028
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,299,000		5.243%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2025	Q3 2025	Change	Q4 2024	Change
Business Metrics
Advisors	32,178	32,128	—%	28,888	11%
Net new advisors	50	2,775	(98%)	5,202	(99%)
Annualized advisory fees and commissions per advisor(29)	$470	$442	6%	$390	21%
Average total assets per advisor ($ in millions)(30)	$73.7	$72.0	2%	$60.3	22%
Total client accounts (in millions)	11.6	11.4	2%	10.0	16%
Recruited AUM ($ in billions)	14.5	32.6	(56%)	78.7	(82%)

Employees(31)	10,099	10,116	—%	9,032	12%

AUM retention rate (quarterly annualized)(32)	97.0%	96.4%	60bps	97.3%	(30bps)

Capital Management
Capital expenditures ($ in millions)(33)	$171.7	$142.2	21%	$165.5	4%
Acquisitions, net ($ in millions)(34)	$51.9	$1,526.3	(97%)	$847.9	(94%)

Share repurchases ($ in millions)	$—	$—	—%	$100.0	—%
Dividends ($ in millions)	24.0	24.0	—%	22.5	7%
Total Capital Returned ($ in millions)	$24.0	$24.0	—%	$122.5	(80%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income (loss) plus the after-tax impact of amortization of other intangibles, acquisition costs, certain regulatory charges, amounts related to the departure of the Company's former Chief Executive Officer and losses on extinguishment of debt, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs and certain other charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income (loss), earnings (loss) per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income (loss) and earnings (loss) per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; losses on extinguishment of debt; promotional (ongoing); employee share-based compensation; regulatory charges; acquisition costs; and transition assistance loan amortization. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income (loss) plus interest expense on borrowings, provision for (benefit from) income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs, certain regulatory charges, amounts related to the departure of the Company's former Chief Executive Officer and losses on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. For a reconciliation of net income (loss) to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income (loss) before provision for (benefit from) income taxes plus amortization of other intangibles, acquisition costs, certain regulatory charges, amounts related to the departure of the Company's former Chief Executive Officer and losses on extinguishment of debt. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income (loss) before provision for (benefit from) income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income (loss) before provision for (benefit from) income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A., Commonwealth Equity Services, LLC ("CES"), and certain of Atria's introducing broker-dealer subsidiaries, in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4)    The Company was named a Top RIA custodian (Cerulli Associates, 2025 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Total revenue(a)	$4,932,470	4,551,977	$3,512,351
Advisory and commission expense	3,341,682	3,025,274	2,250,427
Brokerage, clearing and exchange expense	47,423	43,282	34,789
Employee deferred compensation	1,733	4,075	(502)
Gross profit(a)	$1,541,632	$1,479,346	$1,227,637
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.

Below is a calculation of gross profit for the years presented (in thousands):

	Years Ended December 31,
	2025	2024
Total revenue(a)	$16,989,479	$12,385,107
Advisory and commission expense	11,204,046	7,751,006
Brokerage, clearing and exchange expense	178,133	127,941
Employee deferred compensation	9,392	4,815
Gross profit(a)	$5,597,908	$4,501,345
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the year ended December 31, 2024 related to the clawback of share-based compensation awards.

(6) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q4 2025	Q3 2025	Q4 2024
Advisory and commission expense	$3,341,682	$3,025,274	$2,250,427
Plus (Less): Advisor deferred compensation	(19,314)	(53,018)	(1,753)
Production-based payout	$3,322,368	$2,972,256	$2,248,674

Advisory and commission revenue	$3,775,529	$3,397,954	$2,561,297

Payout rate	88.00%	87.47%	87.79%
(7) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Client cash on Management's Statement of Operations	$455,650	$441,576	$397,001
Interest income on CCA balances segregated under federal or other regulations(9)	(15,396)	(13,386)	(18,185)
Client cash on Consolidated Statements of Income	$440,254	$428,190	$378,816
(8)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.
(9)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Interest income, net on Management's Statement of Operations	$34,555	$47,468	28,481
Interest income on CCA balances segregated under federal or other regulations(7)	15,396	13,386	18,185
Interest income on deferred compensation(10)	14	5	14
Interest income, net on Consolidated Statements of Income	$49,965	$60,859	$46,680
(10) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Other revenue on Management's Statement of Operations(a)	$14,088	$11,821	$32,705
Interest income on deferred compensation(9)	(14)	(5)	(14)
Deferred compensation	21,047	57,093	1,251
Other revenue on Consolidated Statements of Income	$35,121	$68,909	$33,942
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.

(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Core G&A Reconciliation
Total expense	$4,534,909	$4,586,088	$3,171,070
Advisory and commission	(3,341,682)	(3,025,274)	(2,250,427)
Depreciation and amortization	(105,125)	(99,722)	(92,032)
Interest expense on borrowings	(105,613)	(106,295)	(81,979)
Brokerage, clearing and exchange	(47,423)	(43,282)	(34,789)
Amortization of other intangibles	(82,248)	(64,706)	(42,614)
Employee deferred compensation	(1,733)	(4,075)	502
Loss on extinguishment of debt	—	—	(3,983)
Total G&A	851,085	1,242,734	665,748
Transition assistance loan amortization(12)	(132,682)	(104,760)	(76,326)
Promotional (ongoing)(12)(13)(14)	(75,845)	(97,103)	(96,865)
Acquisition costs(14)	(78,815)	(538,177)	(37,261)
Employee share-based compensation	(19,459)	(18,627)	(26,067)
Regulatory charges	(8,131)	(6,744)	(7,335)
Core G&A	$536,153	$477,323	$421,894

Below is a reconciliation of the Company's total expense to core G&A for the years presented (in thousands):

	Years Ended December 31,
	2025	2024
Core G&A Reconciliation
Total expense	$15,839,972	$10,992,215
Advisory and commission	(11,204,046)	(7,751,006)
Depreciation and amortization	(393,434)	(308,527)
Interest expense on borrowings	(403,406)	(274,181)
Amortization of other intangibles	(236,578)	(135,234)
Brokerage, clearing and exchange	(178,133)	(127,941)
Employee deferred compensation	(9,392)	(4,815)
Loss on extinguishment of debt	(—)	(3,983)
Total G&A	3,414,983	2,386,528
Transition assistance loan amortization(12)	(408,678)	(265,537)
Promotional (ongoing)(12)(13)(14)	(317,219)	(363,401)
Regulatory charges(35)	(29,028)	(47,278)
Employee share-based compensation	(75,956)	(88,957)
Acquisition costs excluding interest(14)	(731,961)	(105,905)
Core G&A	$1,852,141	$1,515,450

(12) During the fourth quarter of 2025, the Company updated its definition of Promotional (ongoing) to exclude transition assistance loan amortization. As a result, transition assistance loan amortization is now disclosed as a separate line in management's statement of operations and core G&A. Prior period disclosures have been updated to reflect these changes as applicable.
(13) Promotional (ongoing) includes $19.6 million, $19.0 million and $13.4 million for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs. Promotional (ongoing) includes $74.7 million and $46.6 million of such support costs for the twelve months ended December 31, 2025 and 2024, respectively.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Acquisition costs
Compensation and benefits(a)	$21,061	$257,607	$15,950
Promotional(13)	16,566	25,664	2,235
Professional services	14,804	9,674	7,357
Change in fair value of contingent consideration(36)	14,584	2,676	11,249
Occupancy and equipment(a)	4,795	197,567	42
Other	7,005	44,989	428
Acquisition costs	$78,815	$538,177	$37,261
(a)The Company incurred $419.0 million of acquisition costs at the Commonwealth closing. This primarily includes $228.4 million of costs related to transaction bonuses and the acceleration of unvested equity awards which were classified as Compensation and benefits and $190.1 million of costs related to certain contract termination fees which were classified as Occupancy and equipment.

The below table summarizes the primary components of acquisition costs for the years presented (in thousands):

	Years Ended December 31,
	2025	2024
Acquisition costs
Change in fair value of contingent consideration(36)	$24,163	$41,721
Professional services	41,681	20,855
Compensation and benefits(a)	312,138	34,980
Occupancy and equipment (a)	203,722	90
Promotional(13)	85,966	7,006
Interest	8,450	—
Other	64,291	1,253
Acquisition costs	$740,411	$105,905
(a)The Company incurred $419.0 million of acquisition costs at the Commonwealth closing. This primarily includes $228.4 million of costs related to transaction bonuses and the acceleration of unvested equity awards which were classified as Compensation and benefits and $190.1 million of costs related to certain contract termination fees which were classified as Occupancy and equipment.

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
EBITDA and adjusted EBITDA Reconciliation
Net income (loss)	$300,719	$(29,517)	$270,749
Interest expense on borrowings	105,613	106,295	81,979
Provision for (benefit from) income taxes	96,842	(4,594)	70,532
Depreciation and amortization	105,125	99,722	92,032
Amortization of other intangibles	82,248	64,706	42,614
EBITDA	$690,547	$236,612	$557,906
Acquisition costs(14)	78,815	538,177	37,261
Departure of former Chief Executive Officer(a)	—	—	(14,367)
Loss on extinguishment of debt	—	—	3,983
Adjusted EBITDA	$769,362	$774,789	$584,783
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
The below table is a reconciliation of net income to EBITDA and adjusted EBITDA for the years presented (in thousands):

	2025	2024
EBITDA and adjusted EBITDA Reconciliation
Net income	$863,024	$1,058,616
Interest expense on borrowings	403,406	274,181
Provision for income taxes	286,483	334,276
Depreciation and amortization	393,434	308,527
Amortization of other intangibles	236,578	135,234
EBITDA	$2,182,925	$2,110,834
Regulatory charges(35)	—	18,000
Acquisition costs excluding interest(14)	731,961	105,905
Departure of former Chief Executive Officer(a)	—	(14,367)
Loss on extinguishment of debt	—	3,983
Adjusted EBITDA	$2,914,886	$2,224,355
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the year ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.

(16)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income (loss) before provision for (benefit from) income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
Income (loss) before provision for (benefit from) income taxes	$397,561	$(34,111)	$341,281
Amortization of other intangibles	82,248	64,706	42,614
Acquisition costs(14)	78,815	538,177	37,261
Departure of former Chief Executive Officer(a)	—	—	(14,367)
Loss on extinguishment of debt	—	—	3,983
Adjusted pre-tax income	$558,624	$568,772	$410,772
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
Below is a reconciliation of income before provision for income taxes to adjusted pre-tax income for the years presented (in thousands):

	Years Ended December 31,
	2025	2024
Income before provision for income taxes	$1,149,507	$1,392,892
Amortization of other intangibles	236,578	135,234
Acquisition costs(14)	740,411	105,905
Regulatory charges(35)	—	18,000
Departure of former Chief Executive Officer(a)	—	(14,367)
Loss on extinguishment of debt	—	3,983
Adjusted pre-tax income	$2,126,496	$1,641,647
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the year ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income (loss) and earnings (loss) per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q4 2025		Q3 2025		Q4 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) / earnings (loss) per diluted share	$300,719	$3.74	$(29,517)	$(0.37)	$270,749	$3.59
Amortization of other intangibles	82,248	1.02	64,706	0.81	42,614	0.57
Acquisition costs(14)	78,815	0.98	538,177	6.70	37,261	0.49
Departure of former Chief Executive Officer(a)	—	—	—	—	(14,367)	(0.19)
Loss on extinguishment of debt	—	—	—	—	3,983	0.05
Tax benefit	(41,034)	(0.51)	(155,149)	(1.93)	(19,978)	(0.27)
Adjusted net income / adjusted EPS	$420,748	$5.23	$418,217	$5.20	$320,262	$4.25
Diluted share count	80,409		80,357		75,337
Note: Totals may not foot due to rounding.
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the years presented (in thousands, except per share data):

	Years Ended December 31,
	2025		2024
	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$863,024	$10.92	$1,058,616	$14.03
Acquisition costs(14)	740,411	9.37	105,905	1.40
Amortization of other intangibles	236,578	2.99	135,234	1.79
Regulatory charges(35)	—	—	18,000	0.24
Departure of former Chief Executive Officer(a)	—	—	(14,367)	(0.19)
Loss on extinguishment of debt	—	—	3,983	0.05
Tax benefit	(251,575)	(3.18)	(62,089)	(0.82)
Adjusted net income / adjusted EPS	$1,588,438	$20.09	$1,245,282	$16.51
Diluted share count	79,061		75,427
Note: Totals may not foot due to rounding.
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the year ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to Commonwealth Equity Services, LLC and Atria’s introducing broker-dealer subsidiaries.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.

(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) For monthly metrics and fourth quarter of 2025 figures, includes Commonwealth assets as of September 30, 2025, assuming 90% retention. Based on unaudited preliminary financial information of Commonwealth.
(23) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(24) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(26) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q4 2025	Q3 2025	Q4 2024
Purchased money market funds	$49.8	$48.2	$41.0
(27) Calculated by dividing revenue for the period by the average balance during the period.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q4 2025	Q3 2025	Q4 2024
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$863,024	$833,054	$1,058,616
Interest expense on borrowings	403,406	379,772	274,181
Provision for income taxes	286,483	260,173	334,276
Depreciation and amortization	393,434	380,341	308,527
Amortization of other intangibles	236,578	196,944	135,234
EBITDA	$2,182,925	$2,050,284	$2,110,834
Credit Agreement Adjustments:
Acquisition costs and other(14)(37)	$777,299	$743,028	$223,614
Employee share-based compensation	75,956	82,564	88,957
M&A accretion(38)	462,597	552,394	235,048
Advisor share-based compensation	3,055	2,905	2,597
Loss on extinguishment of debt	—	3,983	3,983
Credit Agreement EBITDA	$3,501,832	$3,435,158	$2,665,033
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) During the first quarter of 2025, the Company updated its reporting of employees to include all full-time employees, including those reflected in core G&A, promotional (ongoing) and advisory and commission expense. Prior period disclosures have been updated to reflect this change as applicable.
(32) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(33) Capital expenditures represent cash payments for property and equipment during the period.

(34) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(35) Regulatory charges for the twelve months ended December 31, 2024 include charges related to a settlement with the SEC to resolve the civil investigation of certain elements of the Company’s Anti-Money Laundering ("AML") compliance program. The Company recorded an $18.0 million charge for the year ended December 31, 2024 and reached a settlement with the staff of the SEC and paid the civil monetary penalty in January 2025.
(36) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the consolidated statements of income.
(37) Acquisition costs and other primarily include costs related to acquisitions, costs incurred related to the integration of the strategic relationship with Prudential Advisors, a $26.4 million reduction related to the departure of the Company’s former Chief Executive Officer and related clawback of share-based compensation awards recognized during the three months ended December 31, 2024, and an $18.0 million regulatory charge recognized during the three months ended September 30, 2024 reflecting the amount of a penalty proposed by the SEC as part of its civil investigation of the Company’s compliance with certain elements of the Company’s AML compliance program.
(38)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.